UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 7, 2010
Date of Report (Date of earliest event reported)

NATURAL BLUE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-128060	13-3134389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

146 West Plant Street, Suite 300
Winter Garden, Florida 34787
(Address of principal executive office, including zip code)

(866) 739-3945
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Natural Blue Resources, Inc.
Form 8-K

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On January 20, 2010, Natural Blue Resources, Inc., a Delaware corporation (“we” or the “Company”) dismissed Child, Van Wagoner & Bradshaw PLLC (“Child”) as our principal independent accountant, and on January 26, 2010 we engaged Cross, Fernandez & Riley, LLP (“CFR”) as our principal independent accountant to audit our consolidated financial statements.

The decision to dismiss Child was approved by our Board of Directors.  Child’s report on our financial statements dated April 13, 2009 for the two fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that Child’s report contained an explanatory paragraph in respect to the substantial doubt as to our ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2009 and 2008 and in the subsequent interim period through the date of dismissal on January 20, 2010, there were no disagreements, resolved or not, with Child on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Child, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

During the Company’s two most recent fiscal years ended December 31, 2009 and 2008 and in the subsequent interim period through the date of dismissal of Child on January 20, 2010, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Child with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that Child furnish us with a letter addressed to the SEC stating whether it agrees with the statements made in this Current Report on Form 8-K, and if not, stating the respects in which it does not agree.  The letter from Child dated January 26, 2010 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most fiscal years ended December 31, 2009 and 2008, and the subsequent interim period through the date of appointment of CFR on January 26, 2010, we have not, nor has any person on our behalf, consulted with CFR regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has CFR provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was subject of a disagreement as set forth in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as set forth in Item 304(a)(1)(v) of Regulation S-K with our former principal independent accountant.

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b)    On July24, 2009, we acquired Natural Blue Solutions, Inc., a Nevada corporation (“Natural Blue Nevada”), which transaction (the “Transaction”) is more fully described in our Current Report on Form 8-K dated July 24, 2009, and filed with the SEC on July 24, 2009. Subsequently, we filed our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 on November 23, 2009 (the “Report”) although the financial statements included therein were not reviewed by Child, our independent public accountants at the time of filing. The financial statements in the Report reflect our acquisition of Natural Blue Nevada as a business acquisition wherein we were the accounting acquirer. Current accounting standards require that we evaluate which of multiple combining companies in a business combination transaction is the accounting acquirer, irrespective of which is the legal acquirer based upon several criteria, including common shareholder ownership, operational management and governance.

On or about October 8, 2009, the Company began discussions with CFR regarding the engagement of CFR as the Company’s principal independent accountant.  CFR conducted a limited preliminary review of the Company’s financial statements as part of its due diligence investigation to determine whether CFR would undertake the engagement.  During CFR’s preliminary review, CFR identified a possible issue regarding the accounting acquirer in the Transaction.  On or about November 11, 2009, CFR advised the Company that it should engage a financial or accounting consultant (the “Consultant”) to examine and advise the Company with respect to such issue.  The Company engaged the Consultant on  December 4, 2009.

On January 7, 2009, after consultation with our Consultant and consideration of all facts and circumstances known to management, we reached the conclusion that Natural Blue Nevada better met the aforementioned criteria and is the accounting acquirer in the Transaction. As a result, the financial statements included in the Report require restatement to apply acquisition accounting as if Natural Blue Nevada was the acquiring organization and should not be relied upon  Our Chief Financial Officer reached this conclusion after discussion of the matters disclosed in this Item 4.02(b) with the Consultant and other members of management, but did not consult with the Company’s independent accountant in reaching the conclusion that the financial statements included in the Report could not be relied upon and would need to be restated.  Based upon such conclusion, we are currently engaged in performing the accounting under this method and intend to file an amended Form 10-Q for the quarterly period ended September 30, 2009, as promptly as practicable, in order to restate the financial statements included in the Report.

Item 9.01.  Financial Statements and Exhibits.

16.1*           Letter from Child, Van Wagoner & Bradshaw PLLC, dated January 26, 2010, referred to in Item 4.01

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

NATURAL BLUE RESOURCES, INC.

Dated: January 26, 2010	By:	/s/ Toney Anaya
Toney Anaya, Chief Executive Officer